UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34388	36-3316412
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of Principal Executive Offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2012, the Board of Directors of Kensey Nash Corporation, a Delaware corporation (the “Company”), unanimously approved, and the Company entered into, an Agreement and Plan of Merger (the “Merger Agreement”), with Koninklijke DSM N.V. (“DSM”) and Biomedical Acquisition Corporation, an indirect wholly-owned subsidiary of DSM (“Merger Sub”), pursuant to which, among other things, Merger Sub will commence a tender offer for all the issued and outstanding shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), subject to the terms and conditions of the Merger Agreement.

Merger Agreement

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence, no earlier than May 17, 2012 and no later than May 31, 2012, a tender offer (the “Offer”) to acquire the Shares for a purchase price of $38.50 per share in cash (the “Offer Price”). The Offer will remain open for a minimum of 20 business days from commencement, subject to possible extension on the terms set forth in the Merger Agreement. In addition, as soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), and the Company will become an indirect wholly-owned subsidiary of DSM. In the Merger, the Shares remaining outstanding following the consummation of the Offer, other than Shares held by DSM or its subsidiaries or by stockholders who have validly exercised their appraisal rights under the Delaware General Corporation Law, will be converted into the right to receive the Offer Price. The Company’s Board of Directors has resolved to unanimously recommend that the Company’s stockholders tender their Shares pursuant to the Offer and, if applicable, for the Company’s stockholders to approve and adopt the Merger Agreement and approve the Merger.

The obligation of Merger Sub to accept for payment and pay for the Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including, among others, the expiration or early termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement), and the Merger Agreement not being terminated in accordance with its terms. It is also a condition to Merger Sub’s obligation to accept for payment and pay for the Shares tendered in the Offer that more than 50% of the outstanding Shares on a fully-diluted basis shall have been validly tendered in accordance with the terms of the Offer and not properly withdrawn. There is no financing condition to the Offer.

The closing of the Merger is subject to the satisfaction of customary closing conditions, and, depending on the number of Shares held by DSM, Merger Sub and their affiliates after Merger Sub’s acceptance of the Shares properly tendered in connection with the Offer, approval of the Merger by holders of outstanding Shares.

The Merger Agreement includes customary representations, warranties and covenants of the Company, DSM and Merger Sub, among other obligations, and the Company has agreed to operate its business in the ordinary course until the Merger is consummated. Among other covenants, the Company or any Company Subsidiary (as defined in the Merger Agreement) has agreed not to, directly or indirectly: (i) solicit, initiate, or knowingly encourage the submission of any Takeover Proposal (as defined in the Merger Agreement); (ii) participate or engage in any discussions or negotiations regarding, or furnish to any Person (as defined in the Merger Agreement) any non-public information with respect to, or would reasonably be expected to lead to, any Takeover Proposal; or (iii) release any third party from any confidentiality agreement entered into in connection with any Takeover Proposal or potential

Takeover Proposal or any standstill agreement or standstill provision to which the Company is a party or fail to reasonably enforce or grant any material waiver, request or consent to any Takeover Proposal under, any such agreement or the Rights Agreement (as hereinafter defined). However, subject to the Company’s compliance with the Merger Agreement and prior to the time Merger Sub accepts the Shares for payment in the Offer, if the Company’s Board of Directors determines in good faith that an unsolicited written Takeover Proposal is, or would reasonably be expected to result in or lead to, a transaction that would, if consummated, result in a transaction that is a Superior Proposal (as defined in the Merger Agreement), and the Company’s Board of Directors determines in good faith that failure to take such action would be reasonably likely to violate the fiduciary duties of the Company’s Board of Directors to the Company’s stockholders under applicable law, the Company is permitted to furnish information with respect to the Company and each Company Subsidiary to the third party making the Takeover Proposal and engage in negotiations or discussions with that third party.

The Merger Agreement contains certain termination rights for each of the Company and DSM, including the Company’s ability to terminate the agreement in order to accept a Superior Proposal; provided that the Company must, among other things, first give DSM three business days to make a proposal to amend the terms of the Merger Agreement and if that proposal is determined by the Company’s Board of Directors to be at least as favorable from a financial point of view as that Superior Proposal, then the Company may not terminate to accept that Superior Proposal. If the Merger Agreement is terminated under certain circumstances, including entering into an agreement with respect to a Superior Proposal, the Company must pay DSM a termination fee of $12,600,000.

As part of the Merger Agreement, the Company has granted to Merger Sub an irrevocable option (the “Top-Up Option”) to purchase the number of authorized and unissued shares of Common Stock (the “Top-Up Option Shares”) equal to the number of Shares that, when added to the number of Shares owned by DSM and Merger Sub as of immediately prior to the exercise of the Top-Up Option, constitutes one share more than 90% of the number of shares of Common Stock then outstanding (the “Number of Top-Up Option Shares”), assuming the issuance of the Top-Up Option Shares. The obligation of the Company to issue and deliver the Top-Up Option Shares upon the exercise of the Top-Up Option is subject to the condition that the Number of Top-Up Option Shares shall not exceed the aggregate of (x) the number of Shares held as treasury shares by the Company and any Company Subsidiary plus (y) the number of shares of Common Stock that the Company is authorized to issue under its certificate of incorporation but that are not issued and outstanding as of immediately prior to the exercise of the Top-Up Option. The exercise price for each Top-Up Option Share in the Top-Up Option is equal to the Offer Price. Merger Sub, at its election, may pay the purchase price either (i) entirely in cash or (ii) by paying in cash an amount equal to not less than the aggregate par value of such Top-Up Option Shares and by executing and delivering to the Company a full-recourse promissory note having a principal amount equal to the balance of such purchase price, with a term of one year and bearing interest at the annual rate of 5%, or by any combination of cash and such promissory note. The determination of the fair value of any shares of Common Stock in any appraisal proceeding shall be determined without regard to the Top-Up Option, the Top-Up Option Shares or any promissory note delivered by Merger Sub to the Company in payment for the Top-Up Option Shares. If the Top-Up Option is exercised by Merger Sub, Merger Sub is required, subject to the terms and conditions of the Merger Agreement, to effect a short-form merger under Delaware law.

The Merger Agreement is attached to this Current Report on Form 8-K to provide the Company stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company in the Company’s public reports filed with the U.S. Securities and Exchange Commission (“SEC”). In particular, the Merger Agreement and the above summary of its terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company, DSM, Merger Sub, their respective subsidiaries and affiliates or any other party. The representations, warranties and covenants contained in the Merger Agreement have been negotiated only for the purpose of the Merger Agreement and are intended solely for the benefit of the parties thereto. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain supplemental disclosures provided by the parties to one another in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, DSM, Merger Sub, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s public disclosures.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

Item 2.02. Results of Operations and Financial Condition.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 3, 2012, the Company announced its results of operations and financial position as of, and for the three and nine month periods, ended March 31, 2012. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

Effective May 2, 2012, prior to the execution of the Merger Agreement, the Board of Directors of the Company approved, and the Company entered into, Amendment No. 1 (the “Amendment”) to the Rights Agreement, dated as of June 18, 2009 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A.

The Amendment, among other things, renders the Rights Agreement inapplicable to the Merger, the Offer, the Merger Agreement and any of the transactions contemplated thereby. The Amendment amends Sections 1(a), 3(a), 11 and 13 of the Rights Agreement to provide that neither (a) the announcement, commencement or consummation of the Offer, nor (b) the execution, delivery or performance of the Merger Agreement or the consummation of any of the transactions contemplated thereby (including, without limitation, the Offer and the Merger), will (i) cause DSM or Merger Sub or any affiliate of DSM or Merger Sub to become an Acquiring Person (as defined in the Rights Agreement), (ii) give rise to a Distribution Date (as defined in the Rights Agreement), (iii) constitute a Triggering Event (as defined in the Rights Agreement) or (iv) trigger certain other events specified in the Rights Agreement.

The Amendment also provides that the Rights Agreement shall expire immediately prior to the Effective Time (as defined in the Merger Agreement) if the Rights Agreement has not previously terminated. If the Merger Agreement is terminated, the changes to the Rights Agreement pursuant to the Amendment will be of no further force or effect. A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 8.01 Other Events.

On May 3, 2012, the Company issued a press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Additional Information

The Offer described in this Current Report on Form 8-K has not yet commenced, and this report does not constitute a recommendation to stockholders of the Company to tender or otherwise sell shares of the Company’s common stock.

At the time the Offer is commenced, DSM and Merger Sub will file with the SEC and mail to the Company’s stockholders a Tender Offer Statement on Schedule TO, and the Company will file with the SEC and mail to its stockholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the transaction. These will contain important information about DSM, Merger Sub, the Company, the transaction and other related matters. Investors and security holders are urged to read each of these documents carefully when they are available.

Investors and security holders will be able to obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation/Recommendation Statement and other documents filed with the SEC by DSM, Merger Sub and the Company through the website maintained by the SEC at www.sec.gov once such documents are filed with the SEC. A copy of the Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (once it becomes available) may be obtained free of charge from the Company’s website at www.kenseynash.com, or by directing a request to the Company at 735 Pennsylvania Drive, Exton PA 19341, Attn: Joseph W. Kaufmann. In addition, a copy of the Tender Offer Statement, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge from DSM’s website at www.dsm.com or by directing a request to DSM at Het Overloon 1, 6411 TE Heerlen, the Netherlands, Attn: Investor Relations.

Safe Harbor for Forward-Looking Statements

Statements contained herein regarding the proposed transaction between DSM and the Company, the expected timetable for completing the transaction, the potential benefits of the transaction, and other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “guidance,” “projection” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other important factors could cause the Company’s actual results, performance and achievements to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Company stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; any conditions imposed by governmental or regulatory authorities in connection with consummation of the tender offer and the merger; satisfaction of various other conditions to the completion of the tender offer and the merger contemplated by the merger agreement; the risk that DSM will not perform its obligations under the merger agreement; and the risk factors set forth from time to time in the Company’s other filings with the SEC, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of May 2, 2012, among Koninklijke DSM N.V., Biomedical Acquisition Corporation and Kensey Nash Corporation. The schedules and exhibits (other than exhibits A and B) to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K but will be provided supplementally to the SEC upon request.

4.1	Amendment, dated as of May 2, 2012, to the Rights Agreement, dated as of June 18, 2009, between Kensey Nash Corporation and Computershare Trust Company, N.A.

99.1	Press Release of Kensey Nash Corporation, dated May 3, 2012, announcing its operating results for the third quarter of fiscal 2012.

99.2	Press Release of Kensey Nash Corporation, dated May 3, 2012, announcing its agreement to be acquired by Koninklijke DSM N.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ Michael Celano

Name:	Michael Celano
Its:	Chief Financial Officer

Dated: May 3, 2012

Exhibit Index

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of May 2, 2012, among Koninklijke DSM N.V., Biomedical Acquisition Corporation and Kensey Nash Corporation. The schedules and exhibits (other than exhibits A and B) to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K but will be provided supplementally to the SEC upon request.

4.1	Amendment, dated as of May 2, 2012, to the Rights Agreement, dated as of June 18, 2009, between Kensey Nash Corporation and Computershare Trust Company, N.A.

99.1	Press Release of Kensey Nash Corporation, dated May 3, 2012, announcing its operating results for the third quarter of fiscal 2012.

99.2	Press Release of Kensey Nash Corporation, dated May 3, 2012, announcing its agreement to be acquired by Koninklijke DSM N.V.